                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 1997

                        Commission file number: 0-19123

                            FOGELMAN MORTGAGE L.P. I
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Tennessee                                  62-1317805
--------------------------------------------------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

One Seaport Plaza, New York, New York           10292-0128
--------------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (212) 214-3500

                                      N/A
--------------------------------------------------------------------------------
   Former name, former address and former fiscal year, if changed since last report.

Item 5. Other Events

   On November 26, 1997, Registrant entered into an agreement (the openqopenqAgreementclquoclquo) with Fogelman Enterprises, L.P., a Delaware limited partnership ("FELP"), Avron B. Fogelman, an individual ("ABF" and together with FELP, the "General Partners").

   The Registrant is the holder of two mortgage loans (collectively, the "Mortgage Loans"): (1) a loan (the "Pointe Royal Loancl")in the face amount of $22,745,000 made to FPI Royal View, Ltd., L.P. ("Royal View"), which is secured by a first mortgage and related security documents encumbering the Pointe Royal Apartments, which is a 437 unit residential rental property located in Overland Park, Kansas (the "Pointe Royal Property"); and (2) a loan (the "Westmont Loan") in the face amount of $23,320,000 made to FPI Chesterfield, L.P. ("Chesterfield" and together with Pointe Royal, the "Partnerships"), which is secured by a first mortgage and related security documents that encumber the Westmont Apartments, a 489 unit residential rental property located in Chesterfield, Missouri (the "Westmont Property" and together with the Pointe Royal Property, the "Properties").

   The Pointe Royal Loan matures on April 23, 1999, and the Westmont Loan matures on July 8, 1999.

   ABF and FELP are the general partners of each of the Partnerships.

   Through its general partner, Prudential-Bache Properties, Inc. ("PBP"), Registrant has advised FELP that Registrant will accept the Payoff Amount, as hereinafter defined, in full satisfaction of the Mortgage Loans, if (1) Registrant obtains a written opinion (the "Fairness Opinion") in form and substance satisfactory to PBP from a financial advisory firm (the "Advisor") to the effect that the transactions (the "Transactions") contemplated in the Agreement are fair to Registrant and its limited partners from a financial point of view, and (2) the Transactions are approved by a majority in interest of the limited partners of the Registrant.

   Advisor has advised PBP that it is willing to render the Fairness Opinion only if the Mortgage Loans are first offered to a selected list of potential buyers, in an open bidding process (the "Marketing Process") to be conducted by Advisor.

   Pursuant to the Agreement, FELP has agreed to pay (or cause to be paid on behalf of the Partnerships) to Registrant the Payoff Amount equal to the sum of:

      (i) $46,065,000;

     (ii) an amount not to exceed $500,000 to reimburse Registrant for the reasonable fees and expenses (the "Registrant Transaction
          Costs") actually paid by Registrant to third parties (other than PBP) in connection with (A) the preparation and review of the Agreement (including the determination to proceed with the Transactions), and (B) the solicitation of the consent of Registrantclquos limited partners and the consummation of the Transactions, which such fees and expenses shall include, without limitation, all legal and accounting fees and expenses, all solicitation costs, all printing and filing fees and expenses, and all other costs incurred in connection with the closing of the Transactions. Registrant's Transaction Costs do not include any portion of the fees and expenses paid by Registrant or PBP to Advisor; and

    (iii) an amount, if any, by which the aggregate amount of interest paid to Registrant by the Partnerships in respect of the Mortgage Loans for the period from October 1, 1997, through the closing of the Transactions is less than interest on the face amount of the Mortgage Loans during such period calculated at an annual rate of 7.7%.

    FELP's obligation to consummate the Transactions is contingent upon the satisfactory completion of due diligence and the formal approval by FELP's lenders during the period (the "Due Diligence Period") commencing on the date that Registrant executed the Agreement, November 26, 1997, and ending sixty
(60) days following said date (or such earlier date that FELP provides written notice to Registrant that its lenders have completed their due diligence and formal approval process).

    At any time prior to the expiration of the Due Diligence Period, FELP may terminate the Agreement by providing written notice (the "Termination
Notice") to Registrant that either of its lenders has failed to satisfactorily complete their due diligence and formal approval process. Following the Termination Notice, all of the rights, duties and obligations of the parties to this Agreement shall be null, void and of no further force or effect, except that FELP shall pay any Transaction Costs incurred by Registrant.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fogelman Mortgage L.P. I

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner

     By: /s/ Eugene D. Burak                   Date: December 10, 1997
     -----------------------------------------------------------------
     Eugene D. Burak
     Vice President
     Chief Accounting Officer for the Registrant